Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2002, except for Note 11, as to which the date is March 15, 2002, relating to the financial statements and financial statement schedule of Larscom, Inc., which appears in Larscom, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001.

PricewaterhouseCoopers LLP

/S/    PRICEWATERHOUSECOOPERS LLP

San Jose, California
December 5, 2002